Exhibit 19

  Ford Credit Auto Owner Trust 2001-A
  Monthly Servicing Report




  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              12


  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,200,002,248.53              271,885

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $200,000,000.00         5.776%                      May 15, 2001
   Class A-2 Notes                                                  385,000,000.00         5.494%                  October 15, 2001
   Class A-3 Notes                                                1,190,000,000.00         5.350%                     July 15, 2003
   Class A-4 Notes                                                  800,000,000.00         4.213%                   August 15, 2004
   Class A-5 Notes                                                  359,785,000.00         4.243%                    April 15, 2005
   Class B Notes                                                    108,695,000.00         5.960%                     July 15, 2005
   Class C Certificates                                              62,112,000.00         6.510%                   August 15, 2005
   Class D Certificates                                              62,112,000.00         7.500%                     July 15, 2006
                                                                     -------------
      Total                                                      $3,167,704,000.00

  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $11,269,867.01                $1,024.03          $11,270,891.04
  Repurchased Loan Proceeds Related to Interest                          27,411.51                     0.00               27,411.51
                                                                         ---------                     ----               ---------
      Total                                                         $11,297,278.52                $1,024.03          $11,298,302.55

  Servicer Advances:
  Principal Advances                                                         $0.00                  $379.72                 $379.72
  Interest Advances                                                   4,082,525.42                   203.41            4,082,728.83
                                                                      ------------                   ------            ------------
      Total                                                          $4,082,525.42                  $583.13           $4,083,108.55

  Principal:
  Principal Collections                                             $50,312,636.44                $5,689.12          $50,318,325.56
  Prepayments in Full                                                29,731,331.05                 8,095.75           29,739,426.80
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,880,227.41                     0.00            1,880,227.41
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                         $81,924,194.90               $13,784.87          $81,937,979.77

  Liquidation Proceeds                                                                                                $1,493,527.57
  Recoveries from Prior Month Charge-Offs                                                                                103,953.78
                                                                                                                         ----------
      Total Principal Collections                                                                                    $83,535,461.12

  Principal Losses for Collection Period                                                                              $4,102,983.63
  Total Regular Principal Reduction                                                                                  $86,041,343.12

  Total Collections                                                                                                  $98,916,872.22

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $98,916,872.22
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                            $0.00
                                                                                                                              -----
      Total                                                                                                          $98,916,872.22



                                                          Page 1




  Ford Credit Auto Owner Trust 2001-A
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              12

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,780,532.87        $1,780,532.87                $0.00
   Amount per $1,000 of Original Balance               0.56                 0.56                 0.00

Net Swap Payment                               3,380,133.94
                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 Notes                             0.00                 0.00                0.00                 0.00                0.00
   Class A3 Notes                     3,040,797.05         3,040,797.05                0.00                 0.00                0.00
   Class A4 Notes                     1,279,628.22         1,279,628.22                0.00                 0.00                0.00
   Class A5 Notes                       584,183.60           584,183.60                0.00                 0.00                0.00
   Class B Notes                        539,851.83           539,851.83                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $5,444,460.70        $5,444,460.70               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $336,957.60          $336,957.60               $0.00                $0.00               $0.00
   Class D Certificates                 388,200.00           388,200.00                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $725,157.60          $725,157.60               $0.00                $0.00               $0.00

  Total Note and Cert. Interest:     $6,169,618.30        $6,169,618.30               $0.00                $0.00               $0.00

  Total Available for Principal Distribution     $87,586,587.11

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Regular Principal Distribution Amount     82,214,243.30
                                             -------------
      Principal Distribution Amount         $82,214,243.30

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                                  0.00
   Class A3 Notes                                         82,214,243.30
   Class A4 Notes                                                  0.00
   Class A5 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $82,214,243.30

  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:             $82,214,243.30

  Collections Released to Servicer                        $5,372,343.81

  Total Available for Distribution          $98,916,872.22
  Total Distribution (incl. Servicing Fee)  $98,916,872.22



                                                          Page 2




  Ford Credit Auto Owner Trust 2001-A
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              12

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                 0.00                    0.00                     0.00
  Class A3 Notes                                                69.09                    2.56                    71.64
  Class A4 Notes                                                 0.00                    1.60                     1.60
  Class A5 Notes                                                 0.00                    1.62                     1.62
  Class B Notes                                                  0.00                    4.97                     4.97
                                                                 ----                    ----                     ----
      Total Notes                                              $27.01                   $1.79                   $28.80

  Class C Certificates                                          $0.00                   $5.43                    $5.43
  Class D Certificates                                           0.00                    6.25                     6.25
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $5.84                    $5.84

  Total Notes and Certificates:                                $25.95                   $1.95                   $27.90

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $1,950,527,937.03       0.6408874                $1,868,313,693.73       0.6138741
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A3 Notes                              682,047,937.03       0.5731495                   599,833,693.73       0.5040619
  Class A4 Notes                              800,000,000.00       1.0000000                   800,000,000.00       1.0000000
  Class A5 Notes                              359,785,000.00       1.0000000                   359,785,000.00       1.0000000
  Class B Notes                               108,695,000.00       1.0000000                   108,695,000.00       1.0000000
  Class C Certificates                         62,112,000.00       1.0000000                    62,112,000.00       1.0000000
  Class D Certificates                         62,112,000.00       1.0000000                    62,112,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,074,751,937.03       0.6549703                $1,992,537,693.73       0.6290164


  Portfolio Information
  Weighted Average Coupon (WAC)                         8.61%                                           8.63%
  Weighted Average Remaining Maturity (WAM)             38.75                                           37.87
  Remaining Number of Receivables                     173,671                                         170,217
  Portfolio Receivable Balance              $2,136,639,439.91                               $2,050,598,324.15

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $4,505,972.00
  Specified Credit Enhancement Amount                                                                        $20,505,983.24
  Yield Supplement Overcollateralization Amount                                                              $53,554,658.42
  Target Level of Overcollateralization                                                                      $58,060,630.42

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $16,000,011.24
  Specified Reserve Account Balance                                                                           16,000,011.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             16,000,011.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $16,000,011.24
  Change in Reserve Account Balance                                                                                   $0.00


                                                          Page 3




  Ford Credit Auto Owner Trust 2001-A
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              12

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,493,527.57
  Recoveries from Prior Month Charge-Offs                                                                               $103,953.78
  Total Losses for Collection Period                                                                                  $4,347,438.35
  Charge-off Rate for Collection Period (annualized)                                                                          1.54%
  Cumulative Net Losses for all Periods                                                                              $15,797,110.67


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,215                $29,191,175.66
  61-90 Days Delinquent                                                                           439                 $6,002,620.31
  91-120 Days Delinquent                                                                          133                 $1,861,135.71
  Over 120 Days Delinquent                                                                        131                 $1,659,993.87

  Repossesion Inventory                                                                           311                 $4,546,635.36


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        1.2911%
  Preceding Collection Period                                                                                               1.3973%
  Current Collection Period                                                                                                 1.5762%
  Three Month Average                                                                                                       1.4216%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.3583%
  Preceding Collection Period                                                                                               0.3708%
  Current Collection Period                                                                                                 0.4130%
  Three Month Average                                                                                                       0.3807%





                                                          Page 4




  Ford Credit Auto Owner Trust 2001-A
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                              12

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $8,587,722.27                     $3,659.88
  New Advances                                                                           4,057,454.26                        583.13
  Servicer Advance Recoveries                                                            2,348,997.86                        311.23
                                                                                         ------------                        ------
  Ending Servicer Advances                                                             $10,296,178.67                     $3,931.78

  Current Month Interest Advances for Prepaid Loans                                        $25,071.16                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                        $266.50
  Additional Payaheads                                                                                                     8,107.23
  Payahead Draws                                                                                                           8,115.72
                                                                                                                           --------
  Ending Payahead Account Balance                                                                                           $258.01






                                                          Page 5
